UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – September 2, 2010

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2010, the Compensation Committee (the "Committee") of the Board of RF Monolithics, Inc. (the "Company"), approved the grant of 8,000 Restricted Stock Units (“RSUs”) to David M. Kirk.  The Committee also approved the grant of 6,000 RSUs to each of Harley E Barnes, III; David B. Crawford; James P. Farley; and Farlin A. Halsey.  One-fourth of each of these grants will vest annually over the next four years.

The foregoing grants were made pursuant to the RF Monolithics, Inc. 2006 Equity Incentive Plan, as amended (the "2006 Plan").  When and to the extent that each of the RSUs vests, subject to the terms and conditions of the award and the 2006 Plan, the recipient will be entitled to receive one share of the Company's common stock.

Item 7.01. Regulation FD Disclosure

On September 2, 2010, the Board of Directors (the "Board") of RF Monolithics, Inc. (the "Company") on recommendation of the Compensation Committee (the "Committee"), based on comparative data for like publicly traded companies and competitors, changed the Board Compensation Policy for Directors.  Beginning immediately, each non-employee director is eligible to receive a quarterly retainer of $3,750 and a fee of $1,000 for each board meeting attended in person, and a fee of $500 for each board meeting attended telephonically.  The Chairman of the Board will receive additional cash compensation of $10,000 annually.  The Chairman of the Audit Committee will receive additional cash compensation of $10,000 annually. Audit Committee members no longer will receive cash compensation for meeting attendance. The Chairman of the Corporate Governance and Nominations Committee, as well as the Compensation Committee Chairman each will receive additional cash compensation of $5,000 annually. The members of the Board will continue to receive reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with the policy.

Equity awards to the Board will be made in the form of Restricted Stock Units (“RSUs”), under the RF Monolithics, Inc. 2006 Equity Incentive Plan, as amended.   Any such grants to the Board will not be formula-based, but decided by the Board and disclosed in succeeding proxy statements.  The number of equity awards, if any, awarded to the Board will be decided on a budgetary basis by the Board based on recommendations of the Compensation Committee.  Consideration will be given to total compensation relative to other companies.  The equity award levels will be determined in relation to the stock price to arrive at a targeted level of compensation.  The annual RSU grants will vest approximately one year after grant.  It is expected that, on an aggregate basis, compensation expense for Board members under the new compensation plan will be comparable to what it was under the old compensation plan.

Full details of the Board compensation for Fiscal 2010 will be provided in the Company’s Proxy Statement and Form 10-K 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E Barnes III
Harley E Barnes III
Chief Financial Officer

Date:	September 7, 2010